EXHIBIT 10.35

Series A 12% Secured Promissory Note
of
SheerVision, Inc.

September 1, 2010                                                                                                           New York, New York

SheerVision, Inc., a Delaware corporation (the “Company”), for value received, hereby promises unconditionally to pay to the order of Assurance Funding Solutions, LLC, or such person’s assigns (collectively, the “Holder”), at the address set forth in Section 12 hereof, in lawful money of the United States of America (“Dollars” or “$”) and in immediately available funds, the principal amount of $150,000 (the “Principal”), in full, on the Maturity Date (as defined below), and unpaid Interest (as defined below) in arrears on each Interest Payment Date.

The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

1.           Definitions.  For the purposes of this Note:

“Affiliate(s)” means, with respect to any given Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.

“Business Day” means any day that is not a Saturday, Sunday or a legal holiday in the State of New York.

“Collateral” means  (a) The following property:

(1)           Accounts Receivable.  All accounts, chattel paper, contracts, contract rights, accounts receivable, tax refunds, notes receivable, documents, other choses in action and general intangibles, including, but not limited to, proceeds of inventory and returned goods and proceeds from the sale of goods and services, and all rights, liens, securities, guaranties, remedies and privileges related thereto, including the right of stoppage in transit and rights and property of any kind forming the subject matter of any of the foregoing; and

(2)           Deposit Accounts.  All time, savings, demand, certificate of deposit or other accounts deposited with or payable by the Bank in the name of the Company or in which the Company has any right, title or interest, including but not limited to all sums now or at any time hereafter on deposit, and any renewals, extensions or replacements of and all other property which may from time to time be acquired directly or indirectly using the proceeds of any of the foregoing; and

(3)           Inventory and Equipment.  All inventory and equipment of every type or description wherever located, including, but not limited to all raw materials,

parts, containers, work in process, finished goods, goods in transit, wares, merchandise furniture, fixtures, hardware, machinery, tools, parts, supplies, automobiles, trucks, other intangible personalty of whatever kind and wherever located associated with the Company’s business, tools and goods returned for credit, repossessed, reclaimed or otherwise reacquired by the Company; and

(4)           Document of Title.  All Documents of Title and other property from time to time received, receivable or otherwise distributed in respect of, exchange or substitution for or addition to any of the foregoing including, but not limited to, any Documents of Title; and

(5)           Other Property.

                                                                (a)           All other intangible property;

(b)           All securities;

                                                                (c)           All proceeds (including but not limited to insurance proceeds) and products of and accessions and annexations to any of the foregoing;

                                                                (d)           All assets of any type or description that may at any             time be assigned or delivered to or come into possession of the Company for any purpose for the account of the Company or as to which the Company may have any right, title,          interest or power, and property in the possession or custody of or in transit to anyone for the account of the Company, as well as all proceeds and products thereof and accessions and annexations thereto;

                                                                (e)           All know-how, information, permits, patents, copyrights, goodwill, trade marks, trade names, licenses and approvals held by the Company in its Subsidiaries and Affiliates;

                                (f)           All of the books, records and documents pertaining to any of the foregoing; and

                                                                (g)           The Pledged Collateral (as defined on Section 9(a)(ii) hereof.

 “Event of Default” shall have the meaning assigned to such term in Section 5.

 “Interest” shall have the meaning assigned to such term in Section 2(b).

“Interest Payment Date” means the first day of each month up to an including the Maturity Date.

“Issue Date” means September 1, 2010.

“Maturity Date” means September 1, 2011.

“Proceeds” means all proceeds of, and all other profits, products, rents or receipts, in whatever form, arising from the sale, exchange, assignment or other disposition of Collateral.

“Secured Obligations” means the obligations of the Company under this Note, including (i) all Principal of, and Interest (including, without limitation, any Interest which accrues after the commencement of any case, proceeding or other actions relating to the bankruptcy, insolvency or reorganization of the Company and any other amounts owing hereunder) on, the Note, (ii) all other amounts payable by the Company under this Note (including expenses incurred in connection with the enforcement of the Note) and (iii) any renewals or extensions of any of the foregoing.

“Security Interest” means the security interest of the lenders (including the initial Holder of this Note) in the Collateral securing the Secured Obligations.

“Subsidiaries” means, with respect to any specified Person, any other Person (1) whose board of directors or similar governing body, or a majority thereof, may presently by directly or indirectly elected or appointed by such specified Person, (2) whose management decisions and corporate actions are directly or indirectly subject to the present control of such specified Person, or (3) whose voting securities are more than 50% owned, directly or indirectly, by such specified Person.

“UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

2.           Principal; Interest; and Prepayment.

(a)           Principal; Principal Increase.  The entire unpaid Principal shall be paid in Dollars on the Maturity Date.  Promptly following the payment in full of this Note, including all accrued and unpaid Interest and any other amounts owing hereunder, the Holder shall surrender this Note to the Company for cancellation.

(b)           Interest.  Subject to Section 2(c) hereof, Interest on the Note (“Interest”) shall accrue on the Principal of the Note at a rate equal to 12% per annum (“Initial Interest Rate”).  Interest shall be computed on the basis of a 360-day year applied to actual days elapsed. Interest accruing during any period commencing on the date commencing immediately following any Interest Payment Date (or, with respect to the Interest payable on the initial Interest Payment Date, the Issue Date) and terminating on the next Interest Payment Date shall be paid in arrears by the Company on such Interest Payment Date.  The rate of interest payable under the Note from time to time shall in no event exceed the maximum rate, if any, permissible under applicable law.  If the rate of interest payable under the Note is ever reduced as a result of the preceding sentence and at any time thereafter the maximum rate permitted by applicable law shall exceed the rate of interest provided hereunder, then the rate provided for hereunder shall be increased to the maximum rate permitted by applicable law for such period as required so that the total amount of interest received by the Holder is that which would have been received by the Holder but for the operation of the preceding sentence.

(c)           Prepayment. The Principal may be prepaid by the Company at any time, in whole or in part, without prior notice, without premium or penalty.

3.           Events of Default.  If one or more of the following events (“Events of Default”) shall have occurred and be continuing:

(a)           the Company shall fail to pay any Principal of, or Interest on, this Note, or any fees or any other amount payable hereunder within ten (10) days of the due date of such payment;

(b)           the Company shall fail to observe or perform any covenant or agreement of this Note;

(c)           a judgment or order for the payment of money in excess of $75,000 shall be rendered against the Company or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of ten (10) days;

(d)           the Company or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

(e)           an involuntary case or other proceeding shall be commenced against the Company or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed for a period of 60 days; or an order for relief shall be entered against the Company or any Subsidiary, as applicable, under the federal bankruptcy laws as now or hereafter in effect;

(f)           the Security Interest shall, for any reason (other than the Holder’s failure to renew the filing of any Uniform Commercial Code financing statement), cease to be prior and senior to any other security interest of any Person other than Holder or its affiliates, perfected security interest in and to any Collateral and such event is not remedied within five (5) days of such failure;

then, and in every such event, the Holder may, by written notice to the Company, declare the Principal (together with accrued Interest thereon and all other amounts owing hereunder) to be, and the Principal (together with accrued Interest thereon and all other amounts owing hereunder) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; provided, that in the case of any of the Events of Default specified in clause (e) or (f) above, without any notice to the Company or any other act by the Holder, the Principal (together with accrued Interest thereon and all other amounts owing hereunder) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.  Further, upon any Event of Default, this Note shall immediately become convertible in accordance with Section 10(c) hereof.

4.           Payments; Extension of Maturity.  Unless otherwise converted in accordance with the terms of this Note, all payments of Principal and Interest (and all other amounts owing hereunder) to be made by the Company in respect of this Note shall be made in Dollars by wire transfer to an account designated by the Holder by written notice to the Company.  All amounts payable under this Note shall be paid free and clear of, and without reduction by reason of, any deduction, setoff, or counterclaim.  If the Principal and accrued and unpaid Interest become due and payable on any day other than a Business Day, the Maturity Date shall be extended to the next succeeding Business Day, and to such payable amounts shall be added the Interest which shall have accrued during such extension period at the rate per annum herein specified.

5.           Replacement of Note.  Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note, and (in case of loss, theft or destruction) of indemnity reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and (if mutilated) upon surrender and cancellation of this Note, the Company shall make and deliver to the Holder a new note of like tenor in lieu of this Note.  Any replacement note made and delivered in accordance with this Section 5 shall be dated as of the date hereof.

6.           Security Interest and Pledge.

(a)            (i)           This Note and the other Secured Obligations are secured by a first priority security interest in the Collateral.

                (ii)           (A)           The Company hereby pledges and grants to Lender a first priority security interest in and to the following (the “Pledged Collateral”):

                                                 (1)           all outstanding shares of capital stock of each Subsidiary;

                                 (2)           all additional shares of stock of owned of record or beneficially by the Company or any successor in interest thereto or any other securities, options, or rights received by the Company pursuant to any reclassification, reorganization, increase or reduction of capital, or stock dividend, attributable to the Pledged Collateral, or in substitution of, or in exchange for, any of the Pledged Collateral;

                                 (3)           all certificates representing the shares referred to in clauses (1) and (2) above; and

                                (4)           all dividends, cash, instruments, and other property or proceeds, from time to time received, receivable or otherwise distributed in respect of, or in exchange for or conversion of, any or all of the shares referred to in clauses (A) and (B) above.

             (B)           All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to, and held by, the Holder and shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment undated and in blank, with medallion signature guarantee, all in form and substance satisfactory to Holder in its sole discretion.  If the Holder shall not satisfy its obligations under this Note, Lender shall have the right, where permitted by law, in its sole discretion and without notice to the Company, to transfer to, or to register in its name or in the name of any of its nominees, any or all of the Pledged Collateral.

(b)           (i)           The Company hereby represents and warrants that (A) the Security Interest constitutes a valid priority security interest under the UCC securing the Secured Obligations; and (B) when UCC financing statements shall promptly be filed in the appropriate UCC filing office for a debtor that is a registered organization in the state of incorporation of the Company, the Security Interest shall constitute a perfected first priority security interest in the Collateral held by the Company, prior to all other Liens and rights of others therein.

(ii)           Commencing upon the date hereof, the Company shall not do any of the following:

(A)           change its name, identity or corporate structure in any manner unless the Company shall have given the Holder at least 20 days prior written notice thereof and delivered an opinion of counsel with respect to the continued perfected Security Interest; or

(B)           change the location of (1) its respective jurisdiction of organization, (2) its chief executive office or principal place of business, or (3) the locations where it keeps or holds any Collateral, or any records relating thereto unless it shall have given the Holder at least 20 days prior notice thereof and delivered an opinion of counsel with respect to the continued perfected Security Interest.

(iii)           Commencing at the Closing, the Company will, from time to time, execute, deliver, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action (including, without limitation, any filings of financings or continuation statements under the UCC) that from time to time may be necessary or desirable, or that the Holder may reasonably request, in order to create, preserve, perfect, confirm or validate the Security Interest, or to enable the Holder to exercise or enforce any of its rights, powers and remedies hereunder with respect to any of the Collateral.  To the extent permitted by applicable law, the Company hereby authorizes, empowers, and directs the Holder, commencing at the Closing, to execute and file financing statements or continuation statements without the Company’s signature appearing thereon.  The Company agrees that a carbon, photographic, photostatic or other reproduction of this Note or of a financing statement is sufficient as a financing statement.

              (iv)           Until the Company shall not satisfy its obligations under this Note, the Company shall be entitled to exercise any and all voting and other consensual rights pertaining to the portion of the Pledged Collateral for any purpose not inconsistent with the terms hereof or the Note.  If the Company shall not satisfy its obligations under this Note, all rights of the Company to exercise its voting and other consensual rights to which it would otherwise be entitled to exercise pursuant to this paragraph (iv) hereof shall cease, and all such rights shall thereupon become vested in Holder, who shall thereupon have the sole right to exercise such voting and other consensual rights.  In order to permit the Holder to exercise the voting and other rights which he may be entitled to exercise pursuant to this paragraph (iv), the Company shall, if necessary, upon written notice of Holder, from time to time, execute and deliver to Holder appropriate proxies, dividend payment orders, and other instruments as Holder may reasonably request.

7.           Remedies.

(a)           Upon the occurrence of an Event of Default, Principal then outstanding of, and the accrued and unpaid Interest on, this Note shall automatically become immediately due and payable without presentment, demand, protest, or other formalities of any kind, all of which are hereby expressly waived by the Company.

(b)            The Holder may institute such actions or proceedings in law or equity as it shall deem expedient for the protection of its rights and may prosecute and enforce its claims against all assets of the Company, and in connection with any such action or proceeding shall be entitled to receive from the Company payment of the principal amount of this Note plus accrued interest to the date of payment plus reasonable expenses of collection, including, without limitation, attorneys' fees and expenses.

8.           No Waivers by Delay or Partial Exercise.  No delay by the Holder in exercising any powers or rights hereunder shall operate as a waiver of such power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof, or the exercise of any other power or right hereunder or otherwise.

9.           Further Assurances.  Each party agrees to execute such other documents, instruments, agreements and consents, and take such other actions as may be reasonably requested by the other parties hereto to effectuate the purposes of this Note.

10.           Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next Business Day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent as follows:

If to the Company:                SheerVision, Inc.
4030 Palos Verdes Drive N., Suite 104
Rolling Hills, CA 90274
Attention: Ms. Suzanne Lewsadder
Telecopy: (310) 265-8919

If to the Holder:                     Assurance Funding Solutions LLC
[Address]
Attention:
Telecopy:

or to such other address or telecopy number as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith.

11.           Amendments and Waivers.  No modification, amendment or waiver of any provision of, or consent required by, this Note, nor any consent to any departure herefrom, shall be effective unless it is in writing and signed by each of the Company and the Holder.  Such modification, amendment, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

12.           Exclusivity and Waiver of Rights.  No failure to exercise and no delay in exercising on the part of any party, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other right, power or privilege.  The rights and remedies herein provided are cumulative and are not exclusive of any other rights or remedies provided by law.

13.           Invalidity.  Any term or provision of this Note shall be ineffective to the extent it is declared invalid or unenforceable, without rendering invalid or enforceable the remaining terms and provisions of this Note.

14.           Headings.  Headings used in this Note are inserted for convenience only and shall not affect the meaning of any term or provision of this Note.

15.           Counterparts.  This Note may be executed in one or more counterparts, each of which shall be deemed an original instrument, but all of which collectively shall constitute one and the same agreement.

16.           Assignment.  This Note and the rights and obligations hereunder shall not be assignable or transferable by the Company without the prior written consent of the Holder.

The Holder may assign this Note and the rights and obligations hereunder without the prior written consent of the Company.  Any instrument purporting to make an assignment in violation of this Section 16 shall be void.

17.           Survival.  Unless otherwise expressly provided herein, all representations warranties, agreements and covenants contained in this Note shall survive the execution hereof and shall remain in full force and effect until the payment in full of all Principal and accrued and unpaid Interest and all other amounts owing under this Note.

18.           Miscellaneous.  This Note shall inure to the benefit of the Company and the Holder, and all their respective successors and permitted assigns.  Nothing in this Note is intended or shall be construed to give to any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Note or any provision herein contained.

19.           GOVERNING LAW.  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAWS PROVISIONS).

20.           CONSENT TO JURISDICTION.

(a)           THE COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE FEDERAL COURTS SITTING IN THE STATE OF NEW YORK.  THE COMPANY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY MUST BE LITIGATED EXCLUSIVELY IN ANY SUCH STATE OR FEDERAL COURT THAT SITS IN THE CITY OF NEW YORK, AND ACCORDINGLY, THE COMPANY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH LITIGATION IN ANY SUCH COURT.

(b)           THE COMPANY HEREBY ACKNOWLEDGES THAT IT HAS EXECUTED AND DELIVERED TO THE HOLDER THE CONFESSION OF JUDGMENT ATTACHED HERETO AS ANNEX B.  THE COMPANY HEREBY AGREES THAT UPON THE OCCURRENCE OF AN EVENT OF DEFAULT SUCH CONFESSION OF JUDGMENT MAY BE ENTERED IN THE STATE OF NEW YORK AND ASSIGNED TO, OR REGISTERED IN, ANY OTHER STATE OR OTHER JURISDICTION, INCLUDING, WITHOUT LIMITATION, THE STATE OF NEW YORK, IN ORDER TO PERMIT HOLDER TO ENFORCE ITS RIGHTS UNDER THIS NOTE, AND THE COMPANY HEREBY CONSENTS TO SUCH ASSIGNMENT AND REGISTRATION.

21.           WAIVER OF JURY TRIAL.   THE COMPANY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE.  THE COMPANY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE HOLDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE HOLDER WOULD NOT, IN

THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE HOLDER HAS BEEN INDUCED TO ENTER INTO THIS NOTE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 21.

22.           Attorneys’ Fees.  In the event that any suit or action is instituted to enforce any provision in this Note, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Note, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

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In Witness Whereof, the undersigned has executed this Note as of the date first above written.

SheerVision, Inc.

By:___________________________________
Name:
Title: